Exhibit (c)(4)

Presentation to the Independent Committee

Valuation and Fairness Perspectives

November 18, 2013

PROJECT CALCULUS

These materials and the information included herein have not been prepared with a view toward public disclosure, are confidential and proprietary to, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of BMO Nesbitt Burns Inc. (_BMO Capital Markets_) . These materials have been prepared by BMO Capital Markets exclusively for an independent committee of the Board of Directors of Patheon Inc. (_Patheon_ or the _Company_) in connection with an engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with BMO Capital Markets. These materials are based on information from public sources, information provided by or on behalf of the Company and other transaction participants or their advisors and other sources available to BMO Capital Markets. BMO Capital Markets assumes no responsibility for independent investigation or verification of any such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance, including projected synergies following the transaction, prepared by or for, or reviewed with, the management of the Company or other transaction participants or their advisors or obtained from public or other sources, BMO Capital Markets has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, other transaction participants or advisors (or, with respect to estimates and forecasts obtained from public or other sources, represent reasonable estimates) . No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. The presentation is prepared as of November 18, 2013 and reflects information made available to BMO Capital Markets prior to such date. BMO Capital Markets assumes no obligation to correct, update or otherwise revise these materials or any part thereof. These materials do not purport to contain all of the information that may be required to evaluate, and do not constitute a recommendation with respect to, any transaction or matter. Any recipient of these materials should conduct its own independent analysis of the information contained or referred to herein.

PROJECT CALCULUS 1

Situation Overview

? BMO Nesbitt Burns Inc. (_BMO_ or _BMO Capital Markets_) understands that Patheon Inc. (_Patheon_ or the _Company_) was advised in July 2013 by JLL Partners, Inc. (_JLL_), manager of the Company_s controlling shareholder (_Fund V_), that a buying group which includes a fund or funds controlled JLL and one or more affiliates of Royal DSM N.V. (_DSM_) (collectively, the _Offeror_) was considering a transaction that would include the acquisition of 100% of the Company_s issued and outstanding equity securities by way of a plan of arrangement or alternative transaction structure (the _Transaction_)■ Fund V indirectly holds 56% of the issued and outstanding restricted voting shares (_RVS_) and all of the special voting Class I, preferred shares, Series D (_Preferred Shares_) of the Company

? BMO further understands that the Company and the Offeror have negotiated an Arrangement Agreement for the Transaction, which includes a purchase price US$9.32 per RVS in cash (the _Offer_)■ The Offer represents a 64% premium to the Company_s closing price at November 15, 2013 and a 73% premium to the 20-day volume weighted average price (_VWAP_) on the TSX (each premium is based on prices converted to US$)

? BMO Capital Markets has been retained by the Independent Committee as independent valuator to prepare and deliver to the Independent Committee: a) a formal valuation of the Company_s RVS_ and Preferred Shares in accordance with the standards and requirements of MI 61-101, the standards for formal valuations in the Dealer Member Rules of the Investment Industry Regulatory Organization of Canada; and any other applicable rules, regulations and standards (the “Valuation”); and b) an opinion as to whether the consideration payable pursuant to the Transaction is fair, from a financial point of view, to the holders of RVS_ and Preferred Shares, other than Fund V and any other holders that would customarily be excluded from such an opinion (the _Opinion_)

? This document does not constitute an _Opinion_ or a _Valuation_ and is being provided solely to assist the Independent Committee in understanding the analysis that forms the basis for the Valuation and Opinion

PROJECT CALCULUS 2

Situation Overview (Cont_d)

? In preparing this presentation, we have relied upon the information provided to us by the Company, JLL and their advisors, discussions with representatives of the Company and JLL and publicly available information on the Company and the Offer■ BMO was provided access to the Company_s secondary virtual data room on September 18, 2013 and the Company_s primary virtual data room on September 24, 2013 ■ BMO has had a number of calls and meetings with the Company, JLL and Blake, Cassels & Graydon LLP (_Blakes_) to request additional information and to discuss the information provided

? We have not attempted to independently verify the accuracy or completeness of any information or representations presented to us by the Company, JLL or their advisors or other transaction participants

? The analysis herein is based upon the securities markets, economic and general business and financial conditions prevailing as at this date, any of which may vary considerably in the future

? The views summarized in this presentation are made based on information available as at November 18, 2013 and are based on the closing share price of the Company and comparable companies as at November 15, 2013

PROJECT CALCULUS 3

Assumptions and Limitations

? With your approval and agreement, BMO Capital Markets has relied upon and assumed, among other things:■ The completeness, accuracy and fair presentation of all financial and other information (the _Information_) obtained by us from public sources or provided to us by or on behalf of the Company and JLL■ That all forecasts, projections, estimates and budgets, including projected synergies, related to the Company are reasonable in the circumstances and consistent with industry practices■ That all forecasts, projections, estimates and budgets reflect the best currently available information and estimates, assumptions and judgments as to the matters covered thereby■ That there has been no material change in the financial condition, assets, liabilities, business, operations or prospects of the Company■ That there are no plans or proposals that could reasonably be expected to have a material effect on the financial condition, assets, liabilities, prospects or affairs of the Company■ That there are no circumstances or developments that could reasonably be expected to have a material effect on the financial condition, assets, liabilities, prospects or affairs of the Company■ That there are no actions, suits, proceedings or inquiries pending or threatened which may in any way materially adversely affect the Company? The provision of the Valuation and the Opinion will be subject to, among other things, the receipt of a letter of representation to be provided by the Senior Officers of the Company as to certain factual matters and the completeness and accuracy of the information upon which the Valuation and the Opinion will be based

PROJECT CALCULUS 4

Scope of Review

? In connection with rendering these perspectives, we have reviewed and relied upon, or carried out, among other things, the following:■ Certain internal financial, operating, corporate and other information prepared or provided by or on behalf of the Company or JLL, concerning the business operations, assets, liabilities and prospects of the Company and the Transaction■ Internal management forecasts, development and operating projections, estimates and budgets prepared or provided by or on behalf of the Company■ Discussions with management of the Company relating to the Company_s current business plan, business operations, financial condition, prospects and the Transaction, including with respect to assets to be acquired from DSM and potential synergies resulting therefrom■ Public information relating to the business and financial condition of the Company■ Public information with respect to selected public companies we considered relevant■ Public information with respect to selected precedent transactions we considered relevant■ Various equity research reports and industry sources we considered relevant■ Such other information, investigations, analyses and discussions (including discussions with the management of the Company, the Company_s external legal counsel, and other third parties) as we considered necessary or appropriate in the circumstances

PROJECT CALCULUS 5

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

Patheon Business Overview

Business Overview

- Provider of pharmaceutical development and commercial manufacturing outsourcing services for both prescription ("Rx") and over-the-counter ("OTC") drugs
- Serves approximately 300 clients, including 19 of the 20 largest pharmaceutical companies, 8 of the top 10 biotech companies, and 8 of the 10 largest specialty pharmaceutical companies
- Operates 14 facilities globally
- Employs approximately 6,000 people

Products and Services

Contract Manufacturing Outsourcing ("CMO")

- Manufactures various sterile, solid, conventional and specialized dosage forms
- Also offers specialized capabilities in high potency, controlled substance and modified release products

Pharmaceutical Development Services ("PDS")

- Offers a broad range of development services across approximately 40 different dosage forms
- Supports customers across various stages of drug development process

Banner Life Sciences (Soft-Gel Drug Delivery) ("Banner")

- Capabilities include proprietary soft-gel formulations
- Offers over 70 products across OTC, Rx and nutritionals

Geographic Footprint



Toronto, Canada (PDS, CMO solids)
Whitby, Canada (PDS, CMO solids)
Swindon, England (PDS, CMO sterile)
Mexico City, Mexico
Durham, NC (HQ)
Milton Park, England (PDS development)
Tilburg, Netherlands
Tokyo, Japan
High Point, NC
Monza, Italy (PDS, CMO solid/sterile)
Manati, Puerto Rico (CMO solids)
Ferentino, Italy (PDS, CMO sterile)
Cincinnati, USA (PDS, CMO solid/sterile)
Bourgoin, France (PDS, CMO solids)
Legend
Legacy
Banner

Segmentation

Revenue by Geography (YTD Q2'13)

(US$467.4 mm)



Other 8%
E.U. 31%
North America 61%

Revenue by Business Segment (2013E)

(US$1.1 bn)



CMO 62%
BLS 24%
PDS 14%

Revenue by Customer (YTD Q2'13)



All Others 70%
4%
5%
6%
7%
8%

Revenue by Product (YTD Q2'13)



All Others 84%
1%
2%
2%
4%

Source: Company filings, Company confidential information package and Company management presentation.

PROJECT CALCULUS

7

BMO Capital Markets

Recent Financial Developments

Operational Excellence Initiatives ("OE")	• Introduced company-wide in 2011 to streamline operations and improve margins • Assessing operations across all business segments to eliminate bottlenecks while reducing costs through elimination of redundant labour and overhead costs • Focused site missions and investment in state-of-the-art capabilities has freed up 40-50% of capacity to support future growth initiatives • $29.9mm of cost savings realized in FY2012

Banner Acquisition	• Completed on December 14, 2012 for total cash consideration of approximately US$269 mm
	  ▪ 10.8x EV / LTM EBITDA
	  ▪ Estimated $12.5 mm of synergies, 9.8% of PF EBITDA
	• In connection with the acquisition, the Company completed a refinancing, including:
	  ▪ Arranged US$660 mm senior secured facilities (US$575 mm Senior Secured Term Loan and US$85 mm Senior Secured Revolving Facility)
	  ▪ Completed US$30 mm transferable rights offering at C$3.19 per share (backstopped by JLL)
	• Banner provides the Company with access to a portfolio of 60+ soft gel products, 7 proprietary technologies and extensive pipeline of 27 products
	• Increases capabilities / scale in complex dosage formats

PF 2013E Adjusted EBITDA Bridge

US$ millions

Balance	137.8	147.0	141.4	149.4	149.6	149.6	156.0	157.8	168.8	182.6	185.8	177.8	177.8
Change	22.5	9.3	(5.7)	8.0	0.3	–	6.4	1.8	11.0	13.7	3.2	(8.0)	–



115.2
149.6
177.8
2012A Adjusted EBITDA
CMO
PDS
Banner
Bonus Reduction
Other Income
2013E Adjusted EBITDA
Banner Integration Synergies
Senior OE Savings
Olds (Banner) Site Shutdown
CMO + PDS OE Savings
Caguas (Patheon) Site Shutdown
Normalized Bonus
PF 2013E Adjusted EBITDA
Organic / Operational Efficiencies
Annualized Pro Forma
Reported EBITDA
Pro Forma EBITDA

Source: Company filings, Financial Forecast provided by the Company

Financial Forecast Adjusted EBITDA incorporates the Banner acquisition, in addition to savings from various OE initiatives across all business segments

PROJECT CALCULUS

8

BMO Capital Markets

Consolidated Financial Perspectives

- Both historical figures and Financial Forecast are shown pro forma the acquisition of Banner; corporate expenses allocated to segments pro rata revenue

PF Revenue Growth (31-Oct Year End)

(US$ millions)

CAGR	'10A-'13E	'13E-'17E
CMO	6.3%	6.4%
PDS	5.3%	7.0%
Banner	2.4%	7.8%
Total	5.2%	6.8%



CMO
PDS
Banner
Revenue
$909
$961
$1,020
$1,057
$1,144
$1,218
$1,295
$1,376
237
261
269
255
277
299
322
344
126
127
138
147
162
171
182
193
545
573
613
655
705
747
792
840
FY2010A
FY2011A
FY2012A
PF FY2013E
FY2014E
FY2015E
FY2016E
FY2017E

Other Key Metrics	FY2010A	FY2011A	FY2012A	PF FY2013E	FY2014E	FY2015E	FY2016E	FY2017E
Capex	$60.4	$59.8	$66.2	$49.2	$53.1	$56.3	$59.7	$63.2
Capex / Revenue	6.6%	6.2%	6.5%	4.7%	4.6%	4.6%	4.6%	4.6%

PF Adjusted EBITDA Growth (31-Oct Year End)

(US$ millions)

CAGR	'10A/'13E	'13E/'17E
CMO	24.1%	13.0%
PDS	4.4%	11.1%
Banner	6.5%	13.9%
Total	15.2%	12.7%



CMO
PDS
Banner
Margin
Adjusted EBITDA
12.8%
11.4%
11.3%
16.8%
17.8%
18.9%
19.9%
20.8%
$116
$110
$115
$178
$204
$230
$257
$287
24
17
15
29
33
38
43
49
33
21
26
37
44
48
52
57
58
71
74
111
127
144
162
181
FY2010A
FY2011A
FY2012A
PF FY2013E
FY2014E
FY2015E
FY2016E
FY2017E

Source: Company data, Financial Forecast provided by the Company
Note: Historical data shown PF Banner as per "2.1.4 Banner_Historical PL.xlsx" and "5.1.2 Banner Presentation - Sept. 24, 2012.pdf"; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution.

PROJECT CALCULUS

9

BMO Capital Markets

RVS Price & Capitalization

Price & Volume Analysis Summary Statistics

Volume Price Peer Group (Indexed) Capitalization (1)

$10.00 5

JLL Offer Price (US$9.32 / C$9.73) Reports Q3/13 results; adjusted Current At Offer

EBITDA of $41.0 mm vs. consensus

of $41.4 mm RVS Price (C$ / sh) $5.95 $9.73

Reports Q2/13 results; adjusted RVS Price (1.04x) (US$ / sh) $5.70 $9.32 EBITDA of $34.4 mm, more than (2)

$8.00 double of Q2/12 4 F.D. Shares (mm) 146.7 148.7

JLL offer at US$2.00 per share Reports Q1/13 results; adjusted F.D. Market Cap (US$ mm) $836 $1,386 EBITDA of $19.8 mm compared to

($1.9) mm in Q1/12 Add: Face Value of Debt (US$ mm) 621 621

Directors advise shareholders to (3)

Add: Pref. Shares (US$ mm) — —

) reject the JLL offer

$ Reports F2012 results; adjusted $6.00 EBITDA of $71.1 mm, an increase of 3 Add: Fair Value of FX Liab. (US$ mm) 3 3

(C Non-binding proposal from Lonza

Group AG at US$3.55 per share 7.1% from prior FY

Volume Add: AT Pension Liability (US$ mm) 29 29

Price Announces acquisition of Banner

Pharmacaps for US$255 mm Less: Cash (US$ mm) (41) (41)

(4)

RVS (millions) Less: Investments (US$ mm) (9) (9)

$4.00 JLL takes up 33.9 mm shares of 2

Patheon Enterprise Value (US$ mm) $1,439 $1,989 Leverage (5)

Debt / ‘14E EBITDA (ratio) 3.6x $2.00 1 Net Debt / ‘14E EBITDA (ratio) 3.4x

Lonza Group withdrawls proposal Market Data (Exchange: Toronto)

Announces independent valuation of Appoints 52-Week High (C$ / sh) $6.80 US$4.20 to US$5.00 per share James C. Mullen as CEO

(C$5.29 to C$6.30) 52-Week Low (C$ / sh) $3.00

20-Day VWAP (C$ / sh) $5.60

15-Nov-08 15-Nov-09 15-Nov-10 15-Nov-11 15-Nov-12 15-Nov-13

Source: Company filings, FactSet 90-Day VWAP (C$ / sh) $6.08 Note: JLL offer price converted from US$ to C$ at an exchange rate of 1.04x (as at 15-Nov-13 close) 1-Year Avg. Daily Vol (k) 46

Actual Adjusted EBITDA Margins Source: Company data, Company filings, FactSet and Select Street Research Note: Peer Group consists of Albany Molecular Research, Biocon, Cambrex, Cangene, Charles River, Covance, ICON, Jubliant Life Sciences, Lonza, Parexel, 18.1% Quintiles and WuXi.

17.1% 16.3% 17.0%

15.7% 14.5% 16.1% 15.4% 1. Balance sheet as at 31-Jul-13

13.5%

12.7% 12.1% 2. Treasury stock method applied

10.4%

8.7% 9.1% 9.3% 3. Preferred Shares are non-transferrable, have no dividend and a wind up value

8.2% 7.6% 8.0%

6.0% 6.0% of C$0.0001 per share

4. 18% interest in two Italian entities known as BSP Pharmaceuticals, as well as (1.2%) immaterial interests in certain U.S. retirement plans

5. Based on Street Consensus FY2014E EBITDA of US$172.8 mm, as CY2014E

Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

2008 2009 2010 2011 2012 2013 is not available

PROJECT CALCULUS 10

Total Return Relative Performance

2011 2012 2013 YTD

CRO CMO

Cambrex 39% Patheon 167% Albany Molecular 167%

S&P 500—Health Care 13% Albany Molecular 80% WuXi PharmaTech 104% Parexel International (2%) ICON 62% Lonza 82% S&P/TSX (11%) Cambrex 58% Patheon 70%

Covance (11%) Parexel International 43% Cambrex 66% ICON (22%) WuXi PharmaTech 43% Covance 50% Charles River (23%) Charles River 37% Parexel International 46%

Lonza (24%) Covance 26% ICON 44%

WuXi PharmaTech (32%) Jubilant Life Sciences 23% Charles River 38% Cangene (36%) S&P 500—Health Care 18% S&P 500—Health Care 37% Biocon S&P/TSX 10% Cangene 30%

(45%)

Biocon 3% Biocon 15%

Patheon (46%)

Cangene (4%) S&P/TSX 6%

Jubilant Life Sciences (46%)

Lonza (5%) Jubilant Life Sciences (57%)

Albany Molecular (48%)

Source: FactSet

Note: Total return analysis includes impact of dividends paid; returns shown in US$.

PROJECT CALCULUS 11

Research Analyst Perspectives

Research Analysts Price Targets Peer Research Analysis

Sell Hold Buy

Broker Date Target Price

TD Newcrest 31-Oct-13 $8.00 3 1 22 17 12 3 16 19 15 11 19 16 2 26% 6% 2% 17% 6% 6% 20% 7% 21% 40% 2% (14%) 3%

Euro Pacific Canada 06-Sep-13 7.50

5% 7% 7% 6% 8% 6% 14%

RBC Capital Markets 05-Sep-13 7.00 21% 21% 33% 33% 30%

27%

38% 38%

Median (C$) $7.50

20% 63%

Current Share Price (C$) $5.95 100% 100% 71% 100%

74% 71% 67% 67% 67%

Premium (Discount) to Share Price 26.1% 56% 54%

50% 31%

Sell Hold Buy 14%

ICONLife River

Patheon Albany Molecular Research Biocon Quintiles Transnational Holdings WuXi PharmaTech Cambrex Covance Parexel International Jubilant Sciences Charles Laboratories Lonza Cangene

“ Number of Research Analysts in Coverage Universe

“ Target Price Premium / (Discount) to Current Stock Price

Target Price Methodology

Source: FactSet and select Street Research

Note: Total number of research analysts include brokers with unknown ratings.

PROJECT CALCULUS 12

Ownership Summary

Shareholder Registry

Investor Name	Country	Style	Basic (mm)	Basic (%)
Top Strategic & Insider				
JLL Partners			78.5	55.7%
Joaquin Viso			11.7	8.3%
James Mullen			2.3	1.6%
Others			0.8	0.6%
Top 10 Institutions				
CI Investments	Canada	GARP	10.7	7.6%
OppenheimerFunds	United States	Growth	2.6	1.8%
TDAM USA	Canada	Value	2.0	1.4%
Hesperian Capital Management	Canada	GARP	1.7	1.2%
Altrinsic Global Advisors Canada	Canada	Growth	1.4	1.0%
Fiera Capital Corp.	Canada	GARP	1.2	0.9%
AGF Investments	Canada	Growth	0.3	0.2%
Dimensional Fund Advisors	United States	Value	0.1	0.1%
Picton Mahoney Asset Management	Canada	Value	0.0	0.0%
Laketon Investment Management	Canada	Value	0.0	0.0%
Other Identified Institutions			0.1	0.0%
Summary				
Strategic & Insider			93.3	66.2%
Institutional Holders			20.1	14.3%
Unidentified Institutional & Retail			27.5	19.5%
Total Basic Shares Outstanding			**140.9**	**100.0%**
Options			11.0	
Total F.D. Shares Outstanding	*F.D. ITM Shares Outstanding of 146.7 Using Treasury Method*		**152.0**	

Investor Information / Current Holdings

Source: FactSet and Company filings
Note: F.D. shares outstanding does not assume use of treasury method.

Holdings by Investor Class



20%
14%
66%
Insider / Strategic
Institutional
13 Holders
Unidentified
Institutional & Retail

Source: FactSet and Company filings

Institutional Holdings by Country



15%
0%
85%
Canada
8 Holders
United States
3 Holders
United Kingdom
2 Holders

Source: FactSet and Company filings
Note: United Kingdom holds 0.3% of institutional holdings

PROJECT CALCULUS

13

BMO Capital Markets

Comparable Trading Performance Over Time

Median Consensus Average EV / NTM EBITDA


Patheon
CMO Peer Average
CRO Peer Average
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
--
30-Nov-08
31-May-09
30-Nov-09
31-May-10
30-Nov-10
31-May-11
30-Nov-11
31-May-12
30-Nov-12
31-May-13
10.8x
8.3x
8.2x

Source: FactSet
Note: Estimates taken monthly and based on Street Consensus; CMO Peer Average consists of the average multiple of Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and Lonza Group; CRO Peer Average consists of the average multiple of Charles River Laboratories, Covance, Quintiles, Parexel, ICON and WuXi

PROJECT CALCULUS
14
BMO Capital Markets

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

? Consolidated Forecast? CMO Forecast? PDS Forecast? Banner Forecast? Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

Background to the Financial Forecast

- BMO was provided a financial forecast (the "Financial Forecast") from the Company, which has formed the basis for these perspectives
- As part of BMO's review of the Financial Forecast, BMO has participated in detailed discussions with certain members of the Company's management team, including:
  - A guided review of the Financial Forecast design on Friday September 20, 2013;
  - A discussion focused on Management's key Financial Forecast assumptions on Tuesday September 24, 2013;
  - A formal in-person Management Presentation on Wednesday October 2, 2013, which included discussions on Financial Forecast assumptions;
  - Discussions focused on tax and other Financial Forecast assumptions on October 4, 2013 and October 8, 2013; and
  - Discussions with management and JLL regarding potential synergies on October 9, 2013 and October 14, 2013
- In addition to discussions with the Company's management, BMO has also considered the Financial Forecast from the perspective of publicly traded companies with similar operating characteristics and third party industry benchmarking research

The Company's Financial Forecast Assumptions	
General	• Segment build-up (CMO, PDS, Banner and Corporate) • Four year forecast period, FY2014E – FY2017E (the "Forecast Period")
Revenue	• Management advised that the segment revenue assumptions are based on customer/product build-ups for FY2014 • FY2015E – FY2017E based on estimated industry growth rates and segment market share
COGS	• Management utilized product costing assumptions with various operating efficiencies implied throughout the Forecast Period
SG&A	• Based on historical levels and assumed to be a fixed percentage of sales throughout the Forecast Period
Capex	• Based on historical levels of capital intensity ▪ Maintenance vs. growth expenditures based on historical levels ▪ Growth capex relates to new products; no acquisitions contemplated in Financial Forecast
Tax	• Cash tax rate of 20% through the Forecast Period • Weighted average of statutory tax rates for Company's profitable and taxable entities (incorporates NOLs / tax assets and other tax shields)
Net Working Capital	• Fixed percentage of revenue (14%) based on historical levels, pro forma Banner acquisition

PROJECT CALCULUS

16

BMO Capital Markets

Consolidated Financial Forecast as Provided by Company

Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E

CMO Revenue $545 $573 $613 $655 $705 $747 $792 $840 6.3% 6.4% PDS Revenue $126 $127 $138 $147 $162 $171 $182 $193 5.3% 7.0% Banner Revenue $237 $261 $269 $255 $277 $299 $322 $344 2.4% 7.8%

Consolidated Revenue $909 $961 $1,020 $1,057 $1,144 $1,218 $1,295 $1,376 5.2% 6.8%

% Growth — 5.7% 6.2% 3.5% 8.3% 6.5% 6.4% 6.2%

Cost of Goods Sold (excl. D&A)

Raw Materials $220 $233 $252 $247 $268 $287 $306 $325 Inventory/API Provisions $8 $11 $12 $10 $10 $11 $12 $13 Direct Labor $103 $111 $123 $117 $127 $135 $143 $152 Factory Overhead $209 $228 $233 $214 $225 $234 $243 $252 Quality $76 $82 $86 $83 $88 $92 $96 $101 Technical Affairs / PDSS $46 $50 $50 $48 $51 $53 $56 $60

Total Cost of Goods Sold (excl. D&A) $660 $713 $756 $719 $769 $812 $856 $902 2.9% 5.8%

COGS (% of revenue) 72.6% 74.3% 74.1% 68.1% 67.2% 66.6% 66.1% 65.6%

Gross Margin (excl. D&A) $249 $247 $265 $337 $375 $406 $439 $474 10.7% 8.9%

Gross Margin (%) 27.4% 25.7% 25.9% 31.9% 32.8% 33.4% 33.9% 34.4%

SG&A (excl. D&A and stock comp) $122 $128 $136 $145 $156 $160 $165 $169 5.8% 4.0%

SG&A (% of revenue) 13.5% 13.3% 13.3% 13.7% 13.6% 13.2% 12.7% 12.3%

R&D $12 $15 $14 $14 $15 $16 $17 $18

Other Expense (Income) ($2) ($5) $0 $0 — — — —

Adj. EBITDA $116 $110 $115 $178 $204 $230 $257 $287 15.2% 12.7%

% Margin 12.8% 11.4% 11.3% 16.8% 17.8% 18.9% 19.9% 20.8%

Total D&A $64 $63 $50 $52 $52 $55 $58 $62

Adj. EBIT $52 $46 $65 $126 $152 $175 $199 $225

% Margin 5.7% 4.8% 6.4% 12.0% 13.3% 14.4% 15.4% 16.3%

Capital Expenditure

Growth $32 $39 $44 $27 $29 $31 $33 $35 Maintenance $28 $21 $23 $22 $24 $25 $26 $28

Total $60 $60 $66 $49 $53 $56 $60 $63 (6.6%) 6.5%

Capex (% of sales) 6.6% 6.2% 6.5% 4.7% 4.6% 4.6% 4.6% 4.6% Growth Capex (% of capex) 53.0% 64.5% 65.9% 55.2% 55.4% 55.6% 55.7% 55.9% NWC (% of sales) 6.6% 9.0% 6.7% 14.0% 14.0% 14.0% 14.0% 14.0%

Source: Financial Forecast provided by the Company

Note: Historical data shown PF Banner as per _2.1.4 Banner _Historical PL.xlsx_ and _5.1.2 Banner Presentation -Sept. 24, 2012.pdf_; 2013E shown PF impact from OE savings, site closures, unrealized Banner synergies and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution.

PROJECT CALCULUS 17

Financial Forecast Versus Street Consensus

Revenue (31-Oct Year End) Adjusted EBITDA (31-Oct Year End)

(US$ millions) (US$ millions)

Financial Forecast Street Consensus Financial Forecast Street Consensus $1,218 Financial Forecast Margin Street Margin $1,144 $230 $1,122 $204 $1,057 $1,014 $178 $173 $141 18.9% 17.8% 16.8% 13.9% 15.4% n.a. n.a.

PF FY2014E FY2015E PF FY2014E FY2015E FY2013E FY2013E

Source: Financial Forecast provided by the Company, Street consensus estimates

PROJECT CALCULUS 18

Industry Perspectives

Benchmarking Industry Growth Statistics

Financial Forecast 2012A—2017E Industry Growth Forecasts _

Third Party Research Forecasts Revenue CAGR By Segment Patheon Management Presentation

Revenue EBITDA CMO

19.7% 16.9% 25.9% Patheon CMO

Revenue CAGR (‘12A-‘17E): 6.5% PDS CRO

Patheon Banner Revenue

CAGR (‘12A-‘17E): 5.1% Patheon PDS Revenue CAGR (‘12A-‘17E): 6.8%

11.0%

9.0% 6.8% 7.0% 7.0% 6.6%

6.5% 6.0% 6.3% 6.1% 5.5% 6.3%

5.1%

3.4%

CMO PDS Banner 2012A—2017E 2012A—2016E 2012A—2014E 2010A—2018E 2012A—2017E 2011A— 2016E 2011A—2016E 2012A—2017E 2012A—2016E 2013E—2016E 2010A-2015E CMO PDS U.S. Soft-Gel GBI Research Frost & Sullivan PharmSource PharmSource Jefferies Parexel Sterne Agee Wells Fargo

Industry Competitive Landscape

Contract Manufacturing Outsourcing Pharmaceutical Development Services Soft-Gel Drug Delivery

32%

11% All 10% Others

All

Others 5% 73% 9% All 16%

79% Others

5% 41%

8%

11%

$14B Market Size (2012A) $2B Market Size (2012A) $6B Market Size (U.S.) (2012A)

Sources: Company filings; Company confidential information package; Company management presentation as of October 2, 2013; Company market intelligence presentation; _Global Pharmaceutical Contract Manufacturing Market,_ Frost & Sullivan, August 2013; GBI Research, April 2012; Jefferies equity research, March 2013; Wells Fargo equity research, September 2011; Sterne Agee equity research, June 2013; and PAREXEL International Investor Day Presentation, June 2013.

PROJECT CALCULUS 19

Business Mix Perspectives

US$ millions

PF 2010A PF 2013E 2017E

FY2010A -$909 FY2013E—$1,057 FY2017E—$1,376

26% 24% 25% CMO

PDS

60% 62% 61%

Revenue Banner 14%

14% 14%

FY2010A -$116 FY2013E—$178 FY2017E—$287

16% 17%

EBITDA 21%

CMO

PDS 51% 20%

Banner 21% 63% 63%

Adjusted 28%

Source: Company data, Financial Forecast provided by the Company Note: 2010A is shown PF Banner acquisition.

PROJECT CALCULUS 20

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

? Consolidated Forecast? CMO Forecast? PDS Forecast? Banner Forecast? Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

CMO _ Financial Forecast Themes

Diversification Contract Cycle

Revenue by Product (YTD 2Q_13) Revenue by Customer (1) (2014E) Revenue Under Contract

97%

80%

65%

2014E 2015E 2016E

Source: Company data

1. 2014E customer details for revenue under contract Source: Data per management estimates provided on October 2, 2013

Manufacturing Capabilities Product Mix/Gross Margins

PhIII ORAL Complex ORAL Patheon can make 50% Sterile Compounds Compounds Patheon cannot make 45% (261) (108)(1) Lyo Vials(1) Non-Sterile Cytotoxic 40% Other Sterile Vaccine (2) 35% Complex Sterile Liquid Vials 30% Pre-Filled Syringes Controlled Substance AVG. CMO GROSS MARGIN

(41%)

Margin 25% Capsules Non-Coated Tablets Coated Tablets Controlled Release 20% Other Non-Sterile Hormone Gross 15% Biologic Product #365 10% Powders / Granulations

Simple

Potential High Potency

(59%) 5%

Fixed Dose Combination Sterile Liquid Ampoules

0%

Potential Low Solubility 050 100 150 200

) (3 Revenue ($M)

Orals Complex

Source: Company data

Source: Company data 1. Excludes Product #365 (lyo vial); 2. Gross margin based on 2013 budget and standard costs, excluding D&A and other / 1. Select compounds may be included in more than one category pro forma adjustments; 3. Excludes other / miscellaneous revenue

PROJECT CALCULUS 22

CMO _ Financial Forecast as Provided by Company

Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $545 $573 $613 $655 $705 $747 $792 $840 6.3% 6.4%

% Growth — 5.0% 7.1% 6.8% 8.0% 6.0% 6.0% 6.0%

Cost of Goods Sold (excl. D&A)

Raw Materials $123 $122 $135 $142 $153 $162 $172 $182 Inventory/API Provisions $6 $8 $9 $7 $8 $8 $9 $10 Direct Labor $76 $80 $91 $91 $98 $104 $110 $117 Factory Overhead $153 $164 $168 $159 $165 $170 $175 $181 Quality $50 $52 $57 $57 $61 $63 $66 $69 Technical Affairs / PDSS $4 $4 $3 $5 $5 $5 $5 $5

Total Cost of Goods Sold (excl. D&A) $412 $430 $463 $461 $489 $513 $537 $563 3.8% 5.1%

COGS (% of revenue) 75.6% 75.2% 75.6% 70.5% 69.4% 68.6% 67.8% 67.1%

Gross Margin (excl. D&A) $133 $142 $150 $193 $216 $235 $255 $277 13.3% 9.4%

Gross Margin (%) 24.4% 24.8% 24.4% 29.5% 30.6% 31.4% 32.2% 32.9%

SG&A (excl. D&A and stock comp) $59 $58 $54 $57 $59 $60 $62 $63 3.9% 3.7%

SG&A (% of revenue) 13.5% 12.8% 12.3% 12.6% 12.6% 12.2% 11.7% 11.4%

R&D — — — — — — — —

Other Expense (Income) $1 ($2) $1 ($0) — — — —

Segment Adj. EBITDA $73 $87 $95 $136 $157 $174 $193 $213 23.1% 11.8%

% Margin 13.4% 15.1% 15.5% 20.8% 22.3% 23.3% 24.4% 25.4%

Corporate G&A Allocation ($14) ($15) ($21) ($25) ($30) ($31) ($31) ($32)

Segment Adj. EBITDA (Post-Allocation) $59 $71 $74 $111 $127 $144 $162 $181 23.6% 12.9%

% Margin 10.8% 12.5% 12.0% 17.0% 18.0% 19.2% 20.4% 21.6%

Total D&A $49 $46 $35 $32 $35 $37 $39 $42

Adj. EBIT $10 $25 $39 $79 $92 $107 $123 $140

% Margin 1.8% 4.4% 6.3% 12.1% 13.0% 14.3% 15.5% 16.6%

Capital Expenditure

Growth $20 $29 $35 $20 $22 $23 $24 $26 Maintenance $19 $10 $12 $15 $16 $17 $18 $19

Total $39 $38 $47 $35 $38 $40 $42 $45 (3.6%) 6.5%

Capex (% of sales) 7.1% 6.7% 7.7% 5.3% 5.3% 5.3% 5.3% 5.3% Growth Capex (% of capex) 52.0% 74.4% 74.1% 57.6% 57.6% 57.6% 57.7% 57.8%

Source: Financial Forecast provided by the Company

Note: 2013E shown PF impact from OE savings, Caugas site closure and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution.

PROJECT CALCULUS 23

CMO _ Benchmarking the Financial Forecast

Revenue Growth EBITDA (1) Growth

Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR) Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR)

12.8% 31.1%

7.2% 8.7%

6.0% 13.8%

11.8% 10.7%

Patheon CMO Median of (2) Patheon CMO Median of (2) Patheon CMO Median of (2) Patheon CMO Median of (2) Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs

EBITDA (1) Margin Capital Intensity (3)

2012A 2014E 2012A 3 Yr Avg 2014E 2014E

20.5%

18.0% 18.6%

7.7% 6.4% 7.0% 12.0% 5.3%

Patheon CMO Median of Patheon CMO Median of Patheon CMO Median of Patheon CMO Median of

(2)	(2) (2) (2)

Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs

Source: Company filings, Financial Forecast provided by the Company

1. Includes Corporate G&A allocation; excludes synergies and repositioning expenses

2. Average of CMOs based on calendarized financial metrics. CMOs include Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and LonzaGroup

3. Capital intensity defined as capital expenditures divided by revenue

PROJECT CALCULUS 24

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

? Consolidated Forecast? CMO Forecast? PDS Forecast? Banner Forecast? Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

PDS _ Financial Forecast Themes

Diversification Projects

Revenue by Product (YTD Q2_13) 2014E PDS Revenue

Source: Company data Source: Company data

Full Spectrum of Drug Development Services Strong Pipeline

■ Clinical trial material manufacturing and packaging PDS Backlog CMO Revenue by Source

+$100 0+MM mm ■ Pre-formulation■ Analytical development■ Formulation■ Stability■ Scale-up and validation■ Product registration PDS Backlog

Source: Data per management estimates provided on October 2, 2013

PROJECT CALCULUS 26

PDS _ Financial Forecast as Provided by Company

Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $126 $127 $138 $147 $162 $171 $182 $193 5.3% 7.0%

% Growth — 1.2% 8.7% 6.1% 10.0% 6.0% 6.0% 6.0%

Cost of Goods Sold (excl. D&A)

Raw Materials $1 $1 $2 $2 $2 $2 $2 $2 Inventory/API Provisions $0 $0 $0 $0 $0 $0 $0 $0 Direct Labor $5 $6 $6 $7 $7 $8 $8 $9 Factory Overhead $20 $23 $23 $22 $24 $25 $27 $28 Quality $10 $12 $11 $10 $11 $12 $12 $13 Technical Affairs / PDSS $41 $46 $46 $44 $46 $48 $51 $54

Total Cost of Goods Sold (excl. D&A) $77 $88 $89 $85 $91 $96 $101 $107 3.1% 5.9%

COGS (% of revenue) 61.5% 69.1% 64.2% 57.8% 56.0% 55.9% 55.7% 55.5%

Gross Margin (excl. D&A) $48 $39 $49 $62 $71 $76 $81 $86 8.5% 8.4%

Gross Margin (%) 38.5% 30.9% 35.8% 42.2% 44.0% 44.1% 44.3% 44.5%

SG&A (excl. D&A and stock comp) $14 $17 $19 $20 $20 $21 $21 $22 13.0% 3.5%

SG&A (% of revenue) 13.9% 15.7% 16.9% 17.2% 16.7% 16.1% 15.6% 15.0%

R&D — — — — — — — —

Other Expense (Income) ($2) ($1) $0 ($1) — — — —

Segment Adj. EBITDA $36 $24 $31 $43 $51 $55 $59 $64 4.2% 11.1%

% Margin 28.7% 19.0% 22.2% 29.2% 31.5% 32.1% 32.7% 33.3%

Corporate G&A Allocation ($3) ($3) ($5) ($6) ($7) ($7) ($7) ($7)

Segment Adj. EBITDA (Post-Allocation) $33 $21 $26 $37 $44 $48 $52 $57 4.2% 11.1%

% Margin 26.1% 16.3% 18.8% 25.4% 27.3% 28.0% 28.8% 29.5%

Total D&A $6 $6 $5 $4 $4 $5 $5 $5

Adj. EBIT $27 $15 $21 $33 $40 $43 $47 $51

% Margin 21.4% 11.7% 15.3% 22.6% 24.5% 25.3% 26.0% 26.7%

Capital Expenditure

Growth $7 $5 $3 $3 $4 $4 $4 $5 Maintenance $2 $4 $2 $3 $3 $3 $3 $3

Total $9 $9 $5 $6 $7 $7 $7 $8 (11.5%) 7.0%

Capex (% of sales) 6.9% 6.9% 3.4% 4.1% 4.1% 4.1% 4.1% 4.1% Growth Capex (% of capex) 78.3% 55.3% 68.3% 57.6% 57.6% 57.6% 57.7% 57.8%

Source: Financial Forecast provided by the Company

Note: 2013E shown PF impact from OE savings and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution.

PROJECT CALCULUS 27

PDS _ Benchmarking the Financial Forecast

Revenue Growth EBITDA (1) Growth

Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR) Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR)

11.1% 9.7%

8.1% 30.2%

4.8% 21.8% 11.1%

Patheon PDS Median of Patheon PDS Median of Patheon PDS Median of Patheon PDS Median of

(2)	(2) (2) (2)

Comparable CROs Financial Forecast Comparable CROs Comparable CROs Financial Forecast Comparable CROs (11.1%)

EBITDA (1) Margin Capital Intensity (3)

2012A 2014E 2012A 3 Yr Avg 2014E 2014E

27.3%

18.8%

16.3% 12.6%

3.4% 4.0% 4.1% 4.5%

Patheon PDS Median of (2) Patheon PDS Median of (2) Patheon PDS Median of Patheon PDS Median of

(2)	(2)

Comparable CROs Financial Forecast Comparable CROs Comparable CROs Financial Forecast Comparable CROs

Source: Company filings, Financial Forecast provided by the Company

1. Includes Corporate G&A allocation; excludes synergies and repositioning expenses

2. Average of CROs based on calendarized financial metrics. CROs include Charles River Laboratories, Covance, Quintiles, Parexel, ICON and WuXi

3. Capital intensity defined as capital expenditures divided by revenue

PROJECT CALCULUS 28

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

? Consolidated Forecast? CMO Forecast? PDS Forecast? Banner Forecast? Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

Banner _ Financial Forecast Themes

Customers / Products Product Portfolio

Customers _ traditional pharmaceuticals, major retail pharmacy chains ■ Largely private label OTC and nutritional products

■

■ 7 proprietary soft-gel technologies

Source: Company data

Concentration Pipeline

Revenue by Product (2014E) Product Filing Date Expected Approval

Rx December 2010 November 2013 OTC June 2011 January 2014 Rx January 2011 January 2014 Rx November 2012 November 2015 Rx May 2010 January 2017

Source: Company data Source: Company data

PROJECT CALCULUS 30

Banner _ Financial Forecast as Provided by Company

Acutal (Pro Forma) Pro Forma Projected CAGR (US$ millions) FY2010A FY2011A FY2012A FY2013E FY2014E FY2015E FY2016E FY2017E 10A-13E 13E-17E Revenue $237 $261 $269 $255 $277 $299 $322 $344 2.4% 7.8%

% Growth 8.5% 9.9% 3.1% (5.2%) 8.7% 8.0% 7.5% 7.0%

Cost of Goods Sold (excl. D&A)

Raw Materials $96 $110 $115 $103 $114 $123 $132 $141 Inventory/API Provisions $2 $2 $2 $2 $2 $2 $3 $3 Direct Labor $22 $25 $26 $20 $21 $23 $25 $27 Factory Overhead $35 $40 $42 $33 $35 $38 $41 $43 Quality $16 $18 $19 $15 $16 $17 $18 $19 Technical Affairs / PDSS — — — — — — — —

Total Cost of Goods Sold (excl. D&A) $170 $195 $203 $173 $189 $203 $218 $232 0.5% 7.7%

COGS (% of revenue) 71.8% 74.8% 75.6% 67.9% 68.1% 67.9% 67.7% 67.5%

Gross Margin (excl. D&A) $67 $66 $65 $82 $88 $96 $104 $112 7.0% 8.1%

Gross Margin (%) 28.2% 25.2% 24.4% 32.1% 31.9% 32.1% 32.3% 32.5%

SG&A (excl. D&A and stock comp) $25 $28 $28 $28 $28 $30 $31 $32 6.0% 4.7%

SG&A (% of revenue) 13.2% 13.5% 13.8% 14.7% 14.5% 14.0% 13.5% 13.1%

R&D $12 $15 $14 $14 $15 $16 $17 $18

Other Expense (Income) ($1) ($1) ($1) $1 — — — —

Segment Adj. EBITDA $30 $24 $25 $39 $45 $50 $56 $62 6.1% 13.8%

% Margin 12.8% 9.4% 9.2% 15.2% 16.2% 16.9% 17.5% 18.0%

Corporate G&A Allocation ($6) ($7) ($9) ($10) ($12) ($12) ($13) ($13)

Segment Adj. EBITDA (Post-Allocation) $24 $17 $15 $29 $33 $38 $43 $49 6.1% 13.8%

% Margin 10.2% 6.7% 5.7% 11.4% 11.9% 12.7% 13.5% 14.2%

Total D&A $9 $10 $10 $12 $11 $12 $13 $14

Adj. EBIT $15 $8 $6 $17 $22 $26 $30 $35

% Margin 6.5% 2.9% 2.2% 6.8% 7.9% 8.7% 9.4% 10.1%

Capital Expenditure

Growth $5 $5 $5 $4 $4 $4 $5 $5 Maintenance $7 $7 $7 $3 $3 $3 $3 $4

Total $12 $12 $13 $6 $7 $7 $8 $9 (18.2%) 7.7%

Capex (% of sales) 4.9% 4.6% 4.8% 2.5% 2.5% 2.5% 2.5% 2.5% Growth Capex (% of capex) 42.7% 42.5% 42.2% 57.6% 57.6% 57.6% 57.7% 57.8%

Source: _2.1.4 Banner _Historical PL.xlsx_, _5.1.2 Banner Presentation—Sept. 24, 2012. pdf_, Financial Forecast provided by the Company

Note: Historical COGS breakdown based on 2013E COGS split; 2013E shown PF impact from unrealized Banner synergies, OE savings, Olds site closure and bonus reversals; Corporate expenses allocated between CMO, PDS and Banner based on revenue contribution

PROJECT CALCULUS 31

Banner _ Benchmarking the Financial Forecast

Revenue Growth EBITDA (1) Growth

Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR) Historical (2010A _ 2012A CAGR) Estimates (2012A _ 2014E CAGR)

12.8%

8.7% 46.2% 6.4%

13.8% 10.7% 1.5%

Patheon—Bann er Average of Patheon Banner Average of Patheon—Banner Average of Patheon Banner Average of (2) (2) Comparable CMOs (2) Financial Forecast Comparable CMOs (2) Comparable CMOs Financial Forecast Comparable CMOs (20.3%)

EBITDA (1) Margin Capital Intensity (3)

2012A 2014E 2012A 3 Yr Avg 2014E 2014E

20.5%

18.6%

7.0% 11.9% 6.4% 4.8% 5.7% 2.5%

Patheon—Banner Average of (2) Patheon Banner Average of (2) Patheon—Banner Average of Patheon Banner Average of

(2)	(2)

Comparable CMOs Financial Forecast Comparable CMOs Comparable CMOs Financial Forecast Comparable CMOs

Source: Company filings, Financial Forecast provided by the Company

1. Includes Corporate G&A allocation; excludes synergies and repositioning expenses.

2. Average of CMOs based on calendarized financial metrics. CMOs include Albany Molecular Research, Biocon, Cambrex, Cangene, Jubilant Life Sciences and Lonza Group.

3. Capital intensity defined as capital expenditures divided by revenue.

PROJECT CALCULUS 32

Company Overview and Capital Markets Profile

Financial Forecast Review and Benchmarking

? Consolidated Forecast? CMO Forecast? PDS Forecast? Banner Forecast? Other Considerations

Financial Perspectives

Summary Perspectives

PROJECT CALCULUS

Foreign Exchange Considerations

- The Company's Financial Forecast was built with a flat FX assumption, based on exchange rates as at June 2013

Foreign Exchange Historical and Forecast



USD / EUR
2013
2017
Financial Forecast 1.3000x 1.3000x
Spot 1.3496x 1.3496x
1.5
1.3
1.1
USD / CAD
2013
2017
Financial Forecast 0.9600x 0.9600x
Spot 0.9579x 0.9579x
1.1
1.0
0.9
USD / GBP
2013
2017
Financial Forecast 1.5200x 1.5200x
Spot 1.6118x 1.6118x
1.8
1.6
1.4
MXN / USD
2013
2017
Financial Forecast 12.30x 12.30x
Spot 12.93x 12.93x
16.0
14.0
12.0
10.0
JPY / USD
110.0
90.0
70.0
2013
2017
Financial Forecast 101.15x 101.15x
Spot 100.19x 100.19x
2011
2012
2013
2014
2015
2016
2017

Source: Bloomberg, Financial Forecast provided by the Company

Foreign Exchange Sensitivity – 2014E



US$ millions
At Original Rates
2014E Revenue - US$1,143.8 mm
2014E Costs - US$939.8 mm
USD
GBP
EUR
MXN
CAD
JPY
3%
2%
0%
30%
62%
3%
0%
20%
3%
43%
27%
7%

Source: Company data



Impact of Mark-to-Market on Plan(1)
Cost Increase
Revenue Increase
Net Pre-Tax Impact
Consolidated (11.6) 14.0 2.4
EUR (9.6) 13.1 3.5
GBP (3.9) 2.0 (1.9)
JPY (0.0) -- (0.0)
CAD (0.1) 0.4 0.3
MXN (1.1) 1.5 0.4

EBITDA Bridge Analysis

US$ millions	FY2014E	FY2015E	FY2016E	FY2017E
Financial Forecast				
Revenue	$1,144	$1,218	$1,295	$1,376
Adjusted EBITDA	$204	$230	$257	$287
Mark-to-Market (FX) (1)				
Revenue	$14	$15	$16	$17
Adjusted EBITDA	$2	$3	$3	$3
Financial Forecast - FX Adjusted				
Revenue	$1,158	$1,233	$1,311	$1,393
Adjusted EBITDA	$206	$233	$261	$290

1. Revenue and Adjusted EBITDA adjusted to reflect spot FX pricing as at 15-Nov-13.

PROJECT CALCULUS

34

BMO Capital Markets

Other Considerations

The Company's Working Capital Assumption

- The Company's Financial Forecast assumes net working capital as a percentage of Revenue is consistent over Forecast Period
- Net working capital estimated at 14.0% of revenue, an increase to the Company's historical run rate of approximately 7.5%
  - Increase primarily related to significant working capital requirements at the Banner segment due to inventory requirements to support retail distribution
- Net working capital of US$146 mm at July 31, 2013 equal to approximately 14% of annualized Q2 and Q3 FY2013A revenue
  - Q2 and Q3 F2013A are the only two quarters with 100% revenue contribution from Banner (i.e. no stub period)

(US$ millions)	Historical				Forecasted
	FY2010A	FY2011A	FY2012A	Q3 FY2013A	FY2014E
Current Assets [1]					
Accounts Receivable	$140	$158	$162	$182	
Inventory	$73	$82	$82	$144	
Income taxes receivable	$6	$3	$0	$21	
Prepaid Expenses	$10	$11	$12	$22	
Current Liabilities [2]					
Accounts Payable	($157)	($182)	($186)	($206)	
Income taxes payable	($0)	--	($6)	($2)	
Deferred Revenues	($27)	($9)	($14)	($15)	
Net Working Capital	$45	$63	$51	$146	$160
Actual Patheon Revenue	$671	$700	$752	$1,039 [3]	$1,144
NWC - % Revenue	**6.6%**	**9.0%**	**6.7%**	**14.0%**	**14.0%**

Source: Company filings, Financial Forecast provided by the Company
1. Excl. "Deferred tax assets-short term" of $9.0mm, $8.1mm, $4.3mm & $6.6mm in FY2010-Q3 FY2013A, respectively
2. Excl. "Deferred tax liabilities-short term" of $0.3mm in Q3 FY2013A
3. Q2-Q3 FY2013A annualized revenue

The Company's Tax Assumption

- The Company is currently organized through 25 legal entities and files tax returns in 11 jurisdictions
- Company is currently a tax payer in only four jurisdictions, including Italy, Netherlands, Japan and Mexico
- Tax planning strategies include the use of net operating loss carry forwards, R&D credits and "double-dip" tax shields, and are expected to keep cash taxes at a minimum throughout the Forecast Period
  - Sufficient tax assets and other tax strategies implemented to maintain low marginal tax rates beyond Forecast Period
- Management estimates 20% marginal cash tax rate in Forecast Period; 22.5% marginal cash tax rate in Terminal Period
- FY2013E – FY2015E estimated cash taxes are illustrated below

Implied Cash Tax Rate

	FY2013E	FY2014E	FY2015E
	(US$ mm)	(US$ mm)	(US$ mm)
Revenue	$1,057	$1,144	$1,218
Adjusted EBITDA	150	204	230
D&A	(52)	(52)	(55)
Interest Expense [1]	(42)	(42)	(42)
EBT	$56	$111	$133
Cash Taxes	10.0 [2]	20.0 [2]	26.7
Implied Cash Tax Rate	**17.7%**	**18.1%**	**20.0%** [3]

Source: Company filings, Financial Forecast provided by the Company
1. LTM net interest expense as at 31-Jul-13
2. Based on Patheon Management estimate
3. Patheon Management estimate for FY2015E-FY2017E

PROJECT CALCULUS

35

BMO Capital Markets

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

Approach to Financial Perspectives

Financial Perspectives

Discounted Cash Flow Precedent Transactions Comparable Trading

Fundamentals Fundamentals Fundamentals? Evaluates business as a going concern ? Analysis of precedent CMO, CRO and ? Analysis based on publicly -traded based on expected unlevered free cash other pharmaceutical service transactions _comparable_ CMO / CRO market flows Advantages participants? Synergies estimated (as provided by ? Reflects strategic investors_ perception of Advantages Company) and incorporated the business? Reflects current trends in market prices Advantages? Provides objective information and profitability / growth of _similar_ Free cash flow projections capture ? Generally includes a control premium companies? Disadvantages

Company specific long-term business ? Availability of public and objective financial outlook? Different perceptions of risk and returns information? Reflects improvement opportunities, allows ? Limited information on _comparable_ Disadvantages for adjustments for non-recurrent events transactions? Limited number of direct comparables Riskiness and of cash flows ? Economic backdrop at time of ? duration Comparable companies different _comparable_ transaction can be different? may have reflected in weighted average cost of business prospects and capital structures capital? Could be affected by exogenous market

Disadvantages events? Subjected to different perceptions of the ? Does not include a control premium Company_s future performance? Requires an in-depth understanding of the Company and underlying business drivers

PROJECT CALCULUS 37

Capital Structure Considerations

	Description	Implications
Restricted Voting Shares	• 140.9 mm basic RVS outstanding as at July 31, 2013 ▪ 146.7 mm after adjusting for ITM options (Treasury stock method) • Shareholders entitled to elect six of nine Directors of the Company	• n.a.
Series D Special Voting Preferred Shares	• 150,000 Preferred Shares outstanding (100% held by JLL) as at July 31, 2013 • Entitles JLL to designate three Directors of the Company • On liquidation, dissolution or winding-up of the Company, holders of each Preferred Share receive C$0.0001 • Not transferable, except to an affiliate of JLL	• No value ascribed based on minimal liquidation value and non-transferability(1)

Net Debt (Debt less Cash)	• **Senior Secured Term Loan** - Floating LIBOR plus 6.00% with LIBOR floor of 1.25% due December 14, 2018
	  ▪ US$570.7 mm outstanding as at July 31, 2013
	• **Senior Secured Revolving Facility** - US$85 mm maturing December 14, 2017, bearing interest ranging from 5.8% to 7.75%
	  ▪ US$42.3 mm outstanding as at July 31, 2013
	• **Italian Bank Loans** – Two loans outstanding as at July 31, 2013
	  ▪ Loan 1: Subsidized loan of US$7.0 mm, interest rate of 0.5%, maturity date of June 30, 2020
	  ▪ Loan 2: US$1.0 mm with interest rate of Euribor 6-month +7.1%, maturity date of June 30, 2020
	• **Cash and equivalents** - US$40.9 mm as at July 31, 2013
		• Face value of Debt less book value of Cash and equivalents

Pension Liability	• Defined benefit pension plan deficit (US$22.3 mm), Other post-employment benefit deficit (US$7.8 mm) and unfunded termination indemnities (US$5.7 mm) • No significant changes in plan deficits since October 31, 2012 actuarial valuations	• October 31, 2012 book value (tax affected)
Investments	• Holds 18% interest in two Italian entities known as BSP Pharmaceuticals with recorded book value of US$9 mm ▪ 2013 EBITDA estimated at ~€20 mm, with estimated net debt of €28.3 mm • Immaterial interests in certain U.S. retirement plans	• Book value
Financial Instruments	• Foreign exchange forward contracts and collars • Net liability position of US$2.8 mm as at July 31, 2013 • No significant changes in related underlying exchange rates since July 31, 2013	• Book value

Source: Company filings

1. MI 61-101 defines "fair market value" as the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act

PROJECT CALCULUS

38

BMO Capital Markets

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

? DCF Analysis? Precedent Transaction Analysis? Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

Discounted Cash Flow Analysis – Assumptions

Key Assumptions

Key Assumptions	
Operating Assumptions	• FY2014E – FY2017E projections based on the Company's Financial Forecast • Assumed US$25 mm of unlevered free cash flow in Q4 FY2013E, as per Patheon Management
Discount Period	• Discounted to November 15, 2013 • Mid-year discounting applied • Four year Forecast Period, ending October 31, 2017
Discount Rate	• Selected WACC range of 10.25% - 11.25% • Based on comparable beta analysis and adjustments for size premium
Terminal Value	• Based on perpetual growth of normalized terminal year unlevered free cash flow • Terminal growth rate range of 2.25% - 2.75% assumed
Capex	• 4.5% annual capital intensity into perpetuity
Tax	• Flat cash tax rate of 20% in the Forecast Period • 22.5% cash tax rate in Terminal Period as per the Company's assumption
Net Working Capital	• Net working capital requirements of 14% of revenue as per the Company's assumption
Synergies	• 50% of pre-tax net Company estimated synergies included • 50% of US$44.1 mm on a run-rate basis[1]
Repositioning Expenses	• Repositioning expenses provided by the Company for FY2014E and FY2015E associated with closure of Olds, Caugas and Swindon facilities
FX	• Spot FX rates

1. Information received by or on behalf of JLL and the Company

Terminal Growth Rate



Precedent Fairness Opinions
OECD Economic Data
Street Consensus
Real
Nominal
Selected Terminal Growth Rate Range: 2.25% - 2.75%
2.00%
1.00%
3.50%
2.50%
2.00%
3.90%
2.20%
3.90%
2.10%
3.20%
2.00%
4.00%
1.00%
1.50%
1.00%
PPD / H&F, Carlyle
Kendle / INC
inVentiv / THL
OECD Canada (1)
OECD - United States (1)
OECD Europe (1)
Street CMO Industry Forecast
Street CRO Industry Forecast

Source: Company filings, OECD Economic Outlook – May 2013, Consensus estimates
1. Represent 2018-2030 Real GDP CAGR plus estimated inflation rates

MI 61-101 Approach to Synergies

- Assess any "**<u>distinctive material benefit that might accrue to an interested party as a consequence of the transaction</u>**"
  - Required to be disclosed in our Valuation
- Assess what synergies should be included in the Valuation
  - Guiding principal is the concept of "Fair Market Value"
    - The monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm's length with the other and under no compulsion to act

PROJECT CALCULUS

40

BMO Capital Markets

Synergy Perspectives

Synergy Summary (1)

US$ millions Synergy Estimates (Provided by Company management and JLL) Synergy Category FY2014E FY2015E FY2016E Description

1. Procurement $1—$2 $6—$8 $13—$16—Procurement savings through increased volumes and strategic sourcing

2. G&A 7—9 13 13—Cost base rationalizations

3. IT 2—3 6—8 7—11—Savings resulting from tech outsourcing and system alignment

- Leadership savings Leadership,

4. 3—5 5—8 5—8—Office space rationalizations Public Company Costs, Facilities

- Patheon public company costs

Total Synergies $13—$19 $30—$37 $38—$48 One-Time Costs to Realize Synergies

Synergy Category FY2014E FY2015E FY2016E Description

1. Procurement $3—$4 $0.5—$1 $0

2. G&A 3—4 0 0—One-time costs associated with realizing above synergies

3. IT 3—4 1—2 0

4. Leadership 2—4 0 0—Cost base rationalization implementation costs

Total One-Time Costs $11—$16 $1.5—$3 $0 Total Net Synergies $2—$3 $28.5—$34 $38—$48

1. Information received by or on behalf of JLL and the Company

Selected Precedent Transaction Analysis Minimum Synergies _ Strategic Buyer

Ann. Target / EV Synergies / ? A strategic buyer could reasonably be expected to accrue ~US$10 mm of synergies

Description

Date Acquiror (US$) PF EBITDA from executive compensation and board fees following a transaction with the Company (exclusive of integration costs)? $44.1 mm run-rate annual pre-tax Pending Patheon / JLL $2.0 bn 18.8% synergies Synergy Description Amount? 2014E Adjusted EBITDA of $235.0 mm (1)

(US$ mm)

Executive compensation (inclusive of stock based rewards) (1) $7.5? $12.5 mm or 9.8% (Announced synergies)

(2)	(1)

Banner / 9.8% 15.1% ? $19.2 mm or 15.1% (Realized synergies) Director compensation (inclusive of stock based rewards) 1.5

Oct-12 $269 mm

Patheon? Cost base rationalizations Other public company costs(2) 1.4? Other operational synergies Total $10.4 Aptuit (Clinical Aug-11 Trial Business) $407 mm 4.0% ? n.a. Source: Company filings, Patheon Management estimates

/ Catalent 1. From Company_s Management Information Circular dated 4-Mar-13? $20.0 mm 2. Other public company costs exclusive of board fees Dow Pharma / ? Core R&D savings Dec-08 $308 mm 11.7% Valeant? Non-core R&D, G&A and facility consolidation 1. 2014E Pro Forma for 2012A DSM DPP EBITDA (EUR 23 mm) as per Patheon Management presentation; converted from EUR to USD at a rate of 1.3496x

2. Provided by Company Management

PROJECT CALCULUS 41

Weighted Average Cost of Capital Analysis

Comparable Beta Analysis

In US$ million unless otherwise noted

Company	Beta	R^2	Total Debt[1]	Equity Value[2]	Debt Ratio	Tax Rate	Beta [3]
	Levered						Unlevered
Covance	0.95	0.23	$515	$5,027	9%	35%	0.89
Lonza Group	0.62	0.08	3,047	4,944	38%	22%	0.42
Charles River	0.99	0.25	640	2,542	20%	35%	0.85
Parexel Intn'l	0.86	0.13	501	2,499	17%	35%	0.76
ICON	0.33	0.03	-	2,495	--	13%	0.33
WuXi Pharma	1.66	0.31	55	2,340	2%	25%	1.63
Biocon	0.86	0.30	64	1,179	5%	30%	0.83
Cambrex	1.40	0.17	158	593	21%	35%	1.20
Albany Molecular Research	1.42	0.20	17	465	3%	35%	1.39
Jubilant Life Sciences	1.28	0.38	447	268	62%	30%	0.59
Cangene	(0.27)	0.01	--	163	--	27%	(0.27)
Mean (R^2 > 0.2)	**1.19**		**$290**	**$1,970**	**17%**		**1.03**
Selected Beta - Low							**0.90**
Selected Beta - High							**1.20**
Patheon (B3 / B+)	*0.77*	*0.03*	*$610*	*$836*	*42%*	*23%*	*0.49*

Illustrative Cost of Capital

Selected Beta	βU = 0.90	βU = 1.05	βU = 1.20
Cost of Debt			
Nominal Risk Free Rate [4]	2.70%	2.70%	2.70%
Borrowing Spread [5]	4.50%	4.50%	4.50%
Country Risk Premium [6]	--	--	--
Pre-tax Cost of Debt	7.20%	7.20%	7.20%
Tax Rate	23%	23%	23%
After-Tax Cost of Debt	**5.6%**	**5.6%**	**5.6%**
Cost of Equity			
Nominal Risk Free Rate [4]	2.70%	2.70%	2.70%
Equity Risk Premium [7]	6.11%	6.11%	6.11%
Country Risk Premium [6]	--	--	--
Size Premium [8]	1.73%	1.73%	1.73%
Selected Unlevered Beta	0.90	1.05	1.20
Optimal Debt in Capital Structure	25%	25%	25%
Levered Beta [3]	1.13	1.32	1.51
Cost of Equity [9]	**11.4%**	**12.5%**	**13.7%**
Implied WACC [10]	**9.9%**	**10.8%**	**11.6%**

Source: Company filings, Bloomberg, BMO CM estimates
Note: Levered Betas are Bloomberg 5-year monthly raw Betas, unless otherwise noted; excludes Quintiles Transnational Holdings, due to limited historical trading data.

1. Total Debt (including preferred shares) at book value.
2. Equity value as of 15-Nov-13.
3. βU = βL / (1 + (1 - tax rate) x Debt/Equity).
4. Yield on 10-year U.S. Treasury.
5. BMO CM estimate of 10-year borrowing spread at the optimal capital structure.
6. Assets and operations mainly located in the U.S. and Canada, not applicable.
7. BMO CM estimate based on data from Ibbotson Risk Premia Over Time report.
8. BMO CM estimate based on data from Ibbotson Risk Premia Over Time report.
9. Cost of equity = risk free rate + β x market risk premium + size premium + country risk premium.
10. WACC = debt/(debt + equity) x((1 - tax rate) x cost of debt) + equity/(debt + equity) x cost of equity.

Selected WACC range of 10.25% to 11.25%

PROJECT CALCULUS

42

BMO Capital Markets

Discounted Cash Flow Analysis _ Financial Forecast

Discounted Cash Flow Summary Selected Range

Projected Fiscal Year Ending Oct-31 Sensitivity

Q4 2013E 2014E 2015E 2016E 2017E Terminal Low High

Adjusted EBITDA (US$ mm) $204 $230 $257 $287 $294 WACC (%) 11.25% 10.25% y-o-y growth 36.3% 12.7% 12.0% 11.4% 2.5% (%)

Terminal Growth Rate 2.25% 2.75% margin 17.8% 18.9% 19.9% 20.8% 20.8% (US$ mm)

PV of Projected CF $491 $500

Other Items: (US$ mm)

PV of Terminal Value 1,491 1,846

Less: Unlevered Cash Taxes (US$ mm) (30) (35) (40) (45) (52)

Enterprise Value (US$ mm) $1,981 $2,345

Add / (Less): Change in Working Capital (US$ mm) (12) (10) (11) (11) (5) (1)

Less: Net Debt (US$ mm) (580) (580)

Less: After-Tax Repositioning Expenses (US$ mm) (10) (6) — — —

Less: Preferred Shares (US$ mm) — —

Less: After-Tax Other Cash Payments (US$ mm) (7) — — — —

Less: Pension Solvency Deficit (US$ mm) (29) (29)

Add / (Less): Impact of After-Tax FX Forecast (US$ mm) 2 2 2 3 3

(1)	Less: Fair Value of FX Liabilities (US$ mm) (3) (3)

Add: Realized After-Tax Net Synergies (US$ mm) 1 13 18 18 18

(2)	Add: Proceeds from ITM Options (US$ mm) 30 30

Less: Capex (US$ mm) (53) (56) (60) (63) (63)

Capital Intensity 4.6% 4.6% 4.6% 4.6% 4.5% Add: Inv. in Unconsol. Affiliates (US$ mm) 9 9

(2)

Impled Equity Value (US$ mm) $1,408 $1,772

Unlevered Free Cash Flow (US$ mm) $25 $94 $137 $167 $188 $194

F.D. Shares Outstanding (mm) 152 152

Terminal Value (US$ mm) — — — — $2,351 —

Implied Equity Value per Share (US$ / sh) $9.27 $11.66

Assumptions: Present Value of Projected Cash Flows $495

WACC 10.75% Present Value of Terminal Value $1,652 1. Based on Face Value of debt

2. Balance sheet figures as at 31-Jul-13

Terminal Growth Rate 2.50% Enterprise Value $2,147

Sensitivity Analysis

Enterprise Value Implied Share Price Implied Terminal Multiple (3) Terminal Growth Rate Terminal Growth Rate Terminal Growth Rate WACC 2.25% 2.50% 2.75% WACC 2.25% 2.50% 2.75% WACC 2.25% 2.50% 2.75% 11.25% $1,981 $2,024 $2,069 11.25% $9.27 $9.55 $9.84 11.25% 7.1x7.3x7.5x 10.75% $2,098 $2,147 $2,199 10.75% $10.04 $10.36 $10.70 10.75% 7.5x7.7x8.0x 10.25% $2,230 $2,286 $2,345 10.25% $10.90 $11.27 $11.66 10.25% 8.0x8.2x8.5x

Source: Financial Forecast provided by the Company, JLL, Patheon Management

1. Net estimated synergies incorporated as per JLL and Patheon Management estimates; DCF incorporates 50% of after-tax net estimated synergies 2. 4.5% capital intensity in Terminal Period provided by Patheon Management

3. Terminal value rolled forward 6 months (to US$2,474) for purposes of calculating the implied terminal multiples

PROJECT CALCULUS 43

Discounted Cash Flow Analysis – Key Sensitivities

Sensitivity to Financial Forecast

All figures in US$

$9.27 ◄── **$10.36** ──► **$11.66**

WACC: 11.25% to 10.25%
TGR: 2.25% to 2.75%
Implied Terminal Multiple: 7.1x to 8.5x
Implied FY2013E EBITDA ($151.7 mm): 13.1x to 15.5x
Implied FY2014E EBITDA ($207.5 mm): 9.6x to 11.3x

Metric	Benchmark	Change	Share Sensitivity (–)	Share Sensitivity (+)
Revenue Growth	6.2% - 8.3% in Forecast Period	+ / - 1.0%	($1.00)	$1.03
WACC	10.75%	+ / - 0.5%	($0.81)	$0.91
EBITDA Margin	17.8% - 20.8% in Forecast Period	- / + 1.0%	($0.83)	$0.83
FX Forecast	Spot Rates	- / + 10.0% (1)	($0.61)	$0.61
Total Capex	$58.1 mm (Forecast Period average)	+ / - 10.0%	($0.38)	$0.38
Terminal Period Tax Rate	22.5%	+ / - 2.5%	($0.36)	$0.36
Terminal Growth Rate	2.50%	- / + 0.25%	($0.32)	$0.34
Synergies	$44.1 mm (Pre-Tax Run-Rate) (2)	- / + $10.0 mm (2)	($0.31)	$0.31

1. A 10% increase in FX forecast implies a 10% weakening of the USD against each of the EUR, CAD, GBP, MXN and JPY, respectively
2. 100% of realized pre-tax net run-rate synergies of US$44.1 mm are sensitized by +/- US$10.0 mm; DCF is incorporating 50% of pre-tax net run-rate net synergies

PROJECT CALCULUS

44

BMO Capital Markets

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

? DCF Analysis? Precedent Transaction Analysis? Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

Precedent Transactions

Contract Manufacturing Organizations

(7)

14.3x (4) 13.5x (3) 11.9x (5) 11.3x 11.2x

EV / 10.8x 10.1x 10.1x 9.4x 9.6x LTM 8.0x 8.1x EBITDA 6.5x 6.2x

Ann.

21-May-13 06-Mar-13 31-Dec-12 29-Oct-12 04-Oct-12 06-Aug-12 09-Jan-12 22-Aug-11 04-Apr-11 24-Feb-11 30-Apr-08 06-Feb-08 01-Aug-07 03-Aug-07 24-Apr-07 25-Jan-07 Median Date

Aptuit

Xellia Lancaster Xellia Brookwood Lipa Hollister Stier Target Althea JHP Pharma Banner Metrics Aenova BioReliance (Clinical Capsugel BASF Catalent Pharma Labs Pharma Pharma Pharma Labs Trial Bus.)

Warburg Mayne Sigma- CK

Acquiror Novo Group Ajinomoto Patheon BC Partners Catalent KKR Eurofins Dr. Reddy’s 3i Group SurModics Jubilant Blackstone Pincus Pharma Aldrich Life Sciences

Enterprise (1) (2) (6) $700 $175 $195 $269 $105 $618 $353 $407 $2,375 $200 $40 $395 $40 $100 $123 $3,217 $235 Value

EV /

- — — — — — 11.3x — — — — — — — — 11.3x

NTM EBITDA

LTM EBITDA Margin ——9.2% 31.2% 21.2% 23.5% 20.4% 28.0% 21.7% 15.0% 26.1% 19.5% 13.4% 19.8% 13.9% 20.4% 1 Day Premium - — — — — — — — — — — — 18.8% — — 18.8% 1 Week Premium - — — — — — — — — — — — 15.9% — — 15.9% 30 Day Premium - — — — — — — — — — — — 18.0% — — 18.0%

Sources: Company public filings, press releases, Consensus estimates, MergerMarket and Deal Pipeline

1. Enterprise value excludes $15 million milestone payment.

2. Converted in US$ as per exchange rate at announcement date.

3. Based on estimate FY 2012 EBITDA.

4. LTM EBITDA implied based on NTM EBITDA margin.

5. Based on FY 2011 revenue and EBITDA.

6. Enterprise value excludes $16 million that Jubilant will pay for CapEx expansion reimbursement.

7. Based on FY 2006 EBITDA.

Selected CMO range of 10.0x to 11.0x EV / LTM EBITDA

PROJECT CALCULUS 46

Precedent Transactions

Contract Research Organizations

17.1x 14.9x (3)

13.0x 13.7x (5) 13.4x

11.8x 11.8x 12.6x 11.8x (2) 10.5x 11.4x 10.6x EV / 9.8x 10.0x

LTM 8.0x

5.7x

EBITDA

—

Ann.

24-Jun-13 31-Oct-12 02-Oct-11 09-May-11 04-May-11 28-Feb-11 27-Dec-10 19-Aug-10 06-May-10 02-Sep-09 03-Feb-09 20-Mar-08 03-Jan-08 21-Dec-07 24-Jul-07 18-Jul-07 Median Date

ReSearch MDS

Pharma Diosynth / INC inVentiv Premier Apptec Lab Quintiles WIL Target PRA Int’l Sygene Int’l Medpace Kendle Int’l Pharma Analytical Pharmanet PRA Int’l Product Dev. MSD Research Health Research Services Transnt’l Research Services Tech.

INC Warburg Avista / Thomas H. 3i Group / Genstar American Acquiror KKR GE Capital H&F / Carlyle CCMP FUJIFILM Danaher JLL Partners ECI Partners WuXi Research Pincus Teacher’s Lee Bain / TPG Capital Capital

Enterprise (1) (1) (4) (1)

$1,300 $301 $3,404 $741 $348 $329 $254 $600 $1,164 $650 $186 $177 $164 $2,860 $758 $500 $550 Value

EV /

- — 9.0x — 12.6x — — — 8.0x 11.4x 9.5x 7.1x — — 15.0x — 9.5x NTM EBITDA

LTM EBITDA Margin - 34.0% 20.3% —5.9% —6.2% —13.4% 15.6% 7.2% 10.8% 13.7% 12.6% 14.8% 25.4% 13.5%

1	Day Premium — 29.6% —53.9% ——52.4% (6) - NM 12.4% — 13.1% —29.6%
(6)
1	Week Premium — 29.1% —50.7% ——58.0% —NM 40.8% — 10.9% —40.8%
(6)

30 Day Premium — 6.7% —42.3% ——80.0% —NM 58.7% — 24.4% —42.3%

Sources: Company public filings, press releases, Consensus estimates, MergerMarket and Deal Pipeline

1. Converted in US$ as per exchange rate at announcement date.

2. LTM revenue and EBITDA implied based on management estimates of growth and margins.

3. EBITDA is inclusive of fee and costs associated with the European acquisitions and Paramax acquisition.

4. Cash inclusive of restricted cash related to security deposits for the London office in the inVentiv Communications segment.

5. Based on FY 2006 revenue and EBITDA.

6. Premiums as of March 25, 2010, the day the company announced that it had been approached by a financial sponsor.

Selected CRO range of 11.0x to 13.0x EV / LTM EBITDA

PROJECT CALCULUS 47

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives

? DCF Analysis? Precedent Transaction Analysis? Comparable Trading Analysis

Summary Perspectives

PROJECT CALCULUS

Comparable Trading Analysis

CMO PEERS CRO PEERS

EV /

2014E 10.1x 11.4x 11.3x 11.1x 10.9x 10.8x 11.0x 9.7x 9.2x 9.2x 9.5x

EBITDA 9.0x 8.3x

7.1x

3.8x n.a.

Albany Jubilant Quintiles

Lonza CMO WuXi Charles Parexel CRO Patheon—Patheon—Company Cambrex Molecular Biocon Life Cangene ICON Transnt’l Covance (1) Group Median Pharma River Intn’l Median Street Model Research Sciences Holdings

Country USA Switzerland USA India India Canada Ireland USA China USA USA USA USA Enterprise Value (US$ mm) $713 $7,777 $441 $1,065 $710 $117 $711 $2,276 $7,342 $2,081 $4,704 $3,043 $2,695 $2,869 Med $1,439 Equity Value (US$ mm) $593 $5,028 $465 $1,179 $268 $163 $529 $2,495 $5,967 $2,376 $5,027 $2,542 $2,499 $2,520 Med $836

% Buy Ratings (%) 67% 14% 100% 74% 50% — 58% 67% 71% 67% 56% 31% 54% 61% Med 100.0%

Target Price

(%) 6% (14%) 6% 2% 40% 3% 4% 20% 17% 6% 7% 2% 21% 12% Med 26% Prem. / (Disc.)

P / E 2014E (x) 17.9x 14.5x 22.1x 16.2x 4.0x n.a. 16.2x 20.0x 19.2x 17.3x 22.8x 17.0x 19.2x 19.2x n.a.

12A—‘14E

(%) 10.7% 7.1% 24.3% 12.5% 7.4% n.a. 10.7% 30.8% 14.8% 19.4% 31.0% 2.5% 24.2% 21.8% High 63.0% 33.0% EBITDA CAGR

2013E EBITDA

(%) 21.6% 15.9% 19.2% 22.8% 18.3% n.a. 19.2% 12.9% 16.1% 28.4% 15.4% 23.4% 13.1% 15.7% Low 13.9% 16.8% Margin Total Debt /

(x)	2.2x 3.8x 0.3x 0.5x 2.4x — 1.4x — 3.1x 0.3x 1.2x 2.3x 1.8x 1.5x High 3.6x 3.0x 2014E EBITDA

2014E Capex (2) (2) (2)

(%) 6.1% 8.0% 4.3% 11.0% 5.5% 2.4% 5.8% 2.7% 2.5% 10.0% 5.9% 4.3% 4.6% 4.5% Low 5.8% 4.7% Intensity

Source: FactSet, Company filings and Financial Forecast provided by the Company

Note: Estimates are based on CY2013 & CY2014 EBITDA and EPS Street Consensus estimates. 1. Based on FY2014E EBITDA

2. LTM Capex Intensity used as a proxy, as 2014E capex estimates are unavailable

Selected CMO range of 8.25x _ 8.75x EV / 2014E EBITDA; Selected CRO range of 10.50x _ 11.50x EV / 2014E EBITDA

PROJECT CALCULUS 49

Company Overview and Capital Markets Profile Financial Forecast Review and Benchmarking Financial Perspectives Summary Perspectives

PROJECT CALCULUS

Summary Perspectives


TRADING PERSPECTIVES
CAPITAL MARKETS
TRADING COMPARABLES
EN BLOC PERSPECTIVES
TRANSACTION COMPARABLES
DCF ANALYSIS
SELECTED RANGE
Shown in US$ per share, unless otherwise indicated
JLL Current Offer: $9.32
Current Price: $5.70(1)
$6.54
$2.99
$7.66
$6.71
$8.77
$7.95
$6.85
$6.16
Based on FY2014E EBITDA - Street Consensus
$9.59
$8.17
$11.66
$9.27
$10.25
$8.75
52 Week High / Low
Analyst Target Price Range (C$7.00 - C$8.00)(1)
CMO: 8.25x - 8.75x
CRO: 10.50x - 11.50x(2)
FY2014E EBITDA - Model
CMO: 10.0x - 11.0x
CRO: 11.0x - 13.0x(2)
LTM PF EBITDA - Model(3)
DCF
WACC: 11.25% - 10.25%
TGR: 2.25% - 2.75%

	52 Week High / Low	Analyst Target Price Range	Trading Comparables	Transaction Comparables	DCF Analysis	Selected Range
Implied Premium to Current Price	(47%) - 15%	18% - 34%	40% - 54%	43% - 68%	63% - 105%	54% - 80%
Implied EV / 2013E EBITDA - Model ($149.6 mm)	6.9x - 10.5x	10.6x - 11.6x	11.9x - 12.7x	12.1x - 13.6x	13.2x - 15.7x	12.7x - 14.2x
Implied EV / PF 2013E EBITDA - Model ($177.8 mm)	5.8x - 8.8x	9.0x - 9.8x	10.0x - 10.7x	10.2x - 11.4x	11.1x - 13.2x	10.7x - 12.0x
Implied EV / 2014E EBITDA - Model ($203.9 mm)	5.0x - 7.7x	7.8x - 8.5x	8.7x - 9.3x	8.9x - 10.0x	9.7x - 11.5x	9.3x - 10.4x
Implied EV / 2014E Revenue - Model ($1.1 bn)	0.9x - 1.4x	1.4x - 1.5x	1.6x - 1.7x	1.6x - 1.8x	1.7x - 2.1x	1.7x - 1.9x

Source: Company filings, FactSet, Financial Forecast provided by the Company, Consensus estimates.
1. Converted from C$ to US$ at an exchange rate of 0.96x (as at 15-Nov-13 close)
2. Selected CMO and CRO multiples based on observed comparable peer trading and precedent transaction multiples. Applied Patheon's 2014E CMO, Banner and CRO EBITDA weighting to the selected Trading Comparables multiple range and Patheon's 2013E CMO, Banner and CRO EBITDA weighting to the selected CMO and CRO Transaction Comparables multiple ranges, respectively.
3. FY2013E used as a proxy for LTM

Selected range of US$8.75 – US$10.25 per restricted voting share

PROJECT CALCULUS
51
BMO Capital Markets

Disclaimer

This Presentation has been provided to the Independent Committee of the Board of Directors (the _Board_) of Patheon Inc. (_Patheon_ or the _Company_) formed to consider a potential transaction involving JLL Partners, Inc. and other co-investors (the _Offerors_), in their capacity as members of the Independent Committee, by BMO Nesbitt Burns Inc. (_BMO Capital Markets_) pursuant to the engagement letter dated September 11, 2013 (the _Engagement Letter_) and, except as contemplated by the Engagement Letter, may not be used or relied upon for any purpose without the prior written consent of BMO Capital Markets. The information contained herein (the _Information_) is confidential. By accepting this Information, the Board agrees that, except as contemplated by the Engagement Letter, it and its agents and representatives shall use the Information for informational purposes only and, except as set forth in the Engagement Letter, will not divulge any such Information to any other party.

This presentation has not been prepared with a view toward public disclosure under U.S. federal or state securities laws, Canadian federal, provincial or territorial securities laws or otherwise. Except as contemplated by the Engagement Letter, reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. Without the prior written consent of BMO Capital Markets, the contents of this Presentation are proprietary and a product of BMO Capital Markets. Notwithstanding the foregoing, BMO Capital Markets imposes no restriction on the disclosure of the U.S. tax treatment and U.S. tax structure of the transaction described herein and any portions of these materials to the extent they relate to such tax treatment or structure, except that (i) any such information and materials shall be kept confidential to the extent necessary to comply with applicable securities laws, and (ii) the names of, or any other information that would identify, the parties to the transaction shall be kept confidential.

The information contained in these materials is not intended to constitute a _report, statement or opinion of an expert_ for purposes of the U.S. federal or state securities laws or the securities legislation of any province or territory of Canada. Moreover, the information contained in these materials summarizes certain background work completed by BMO Capital Markets in connection with the preparation of a potential formal valuation and although we have undertaken financial analysis that we believe is appropriate, we have not made or prepared any valuation (including, without limitation, a _formal valuation_ of the Company, as such term is defined in the Canadian Securities Administrators_ Multilateral Instrument 61-101 (_MI 61-101_)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance -sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and the information contained in these materials should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any _prior valuations,_ as such term is defined in MI 61-101, the standards for formal valuations in the Dealer Member Rules of the Investment Industry Regulatory Organization of Canada, of the Company, its material assets or its securities in the past twenty-four month period.

This Presentation is not intended as the sole basis for the evaluation of the Transaction by the Independent Committee and does not comprise all information that may be deemed necessary for such purpose. This Presentation, and the analyses and other information contained herein, do not constitute advice or a recommendation to any shareholder as to whether such shareholder should approve the Transaction or how any Board member or shareholder should otherwise act on any matter relating to the Transaction. The analyses in this Presentation do not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to the Company or its shareholders, or the underlying business decision of the Board or the Independent Committee or any other party or entity with respect to the Transaction. BMO Capital Markets was not requested to, and did not, participate in the negotiation or structuring of the Transaction, and BMO Capital Markets was not requested to, and did not, solicit third-party indications of interest in acquiring all or any part of the Company. Further, BMO Capital Markets was not requested to, and did not, recommend the specific consideration payable in the Transaction, which offer price was determined through negotiations between the Independent Committee and the Offerors, and the decision whether or not to recommend the Transaction is solely that of the Independent Committee and the Board. This Presentation is only one of many factors to be considered by the Independent Committee and the Board in its evaluation of the Transaction and should not be viewed as determinative Further, BMO Capital Markets has not provided any legal, regulatory, antitrust or tax advice in connection with this Presentation. Any statement contained in the materials as to tax matters was not intended or written to be used, and cannot be used, by any person to avoid penalties under U.S. tax law or to promote, market or recommend to any person any of the matters addressed herein.

In preparing this Presentation, BMO Capital Markets has made certain assumptions regarding the information contained herein, and certain limitations apply to such information.

The information used in preparing these materials may have been obtained from or through the Company or the Company_s representatives, or other participants or from public sources as of the date hereof. BMO Capital Markets assumes no responsibility for independent investigation or verification of any such information and has relied on such information being true, complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the management of the Company and/or other potential transaction participants or obtained from public sources, we have assumed, without independent investigation, that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates) . BMO Capital Markets has no obligation (express or implied) to update` any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors.

These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by BMO Capital Markets in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction, the Company should determine, without reliance on BMO Capital Markets or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction.

BMO Capital Markets is not acting in any other capacity or as a fiduciary to the Company or the Board or the Independent Committee.

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